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                  AGREEMENT made November 21, 1995, between PARADIGM
ENTERTAINMENT Co., a Delaware corporation ("Paradigm"), and ROBERT B. MEYROWITZ ("Meyrowitz").

                                 R E C I T A L S

                  Paradigm desires to retain Meyrowitz's experience and abilities in connection with the operation of the business conducted by Paradigm and has offered to engage Meyrowitz to render consultative and advisory services to it, and

                  Meyrowitz desires to accept such engagement, upon the terms and conditions set forth below.

         NOW, THEREFORE, it is agreed as follows:

                                A G R E E M E N T

                  1.       TERM AND DUTIES.

                           (a) Paradigm hereby engages Meyrowitz for a period
beginning on November 21, 1995, and ending on November 20, 1998, as a general advisor and consultant to management on matters pertaining to Paradigm's business. Meyrowitz shall devote so much of his time, attention and energies as he shall deem reasonable required to perform his duties hereunder, subject to his availability, reasonable vacations compatible with his position and with due regard to the preservation of his health. It is understood that Meyrowitz's duties are to be conducted in the City and State of New York. Paradigm shall give Meyrowitz not less than seven (7) days' prior written notice of any and all meetings at which Meyrowitz' attendance is requested, and his attendance at any such meeting will be subject to his availability.

                           (b) Paradigm may only terminate Meyrowitz's
engagement for Cause (as defined below) by giving written notice of termination to Meyrowitz as herein provided, and the date of termination of this Agreement will be the effective date of such notice. As used herein, "Cause" shall mean only Meyrowitz's conviction of a felony under federal or state law.

                           (c) Meyrowitz may terminate this Agreement either (i)
in the event of a Change in Control (as hereinafter defined) of Paradigm, or
(ii) for Good Reason (as hereinafter defined) by giving notice of termination to Paradigm (the "Executive Notice"). The date of termination of this Agreement pursuant to this Section l(c) shall be the effective date of such Executive Notice.

                           (d) In the event that this Agreement is terminated by
Paradigm (except in the case of a termination for Cause) or by Meyrowitz pursuant to Section 1(c) hereof, Paradigm will pay to Meyrowitz in a lump sum payment within 15 days of the date of termination an amount equal to the amount of compensation




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Meyrowitz would have received but for such termination for the remainder of the original term hereof.

                           (e) Meyrowitz will not be required to mitigate the
amount of any payment provided for in Section l(d) hereof by seeking other engagements or employment nor will the amount of any payment provided for in
Section 1(d) be reduced by any compensation earned by Meyrowitz as the result of engagement or employment by another person or entity after the date of termination.

                           (f) For purposes of this Agreement, a "Change in
Control" of Paradigm means (i) the sale by Paradigm of all or substantially all of its assets to a single purchaser or to a group of purchasers in related transactions; (ii) the merger or consolidation of Paradigm with a third party, as a result of which Paradigm is not the surviving entity (as defined in Rule 13d-3 under the Securities Exchange Act of 1934); or (iii) securities of Paradigm representing 33 1/3% or more of the combined voting power of the Paradigm's outstanding securities are sold or otherwise disposed of (other than pursuant to a private placement of securities on or before December 1, 1995 or a public offering of such securities) in one or a related series of transactions by Paradigm or current holders of such securities to a third person not affiliated with or controlled by such holder or holders.

                           (g) For purposes of this Agreement, termination of
this Agreement by Meyrowitz for "Good Reason" means a termination:

                                    (i) based on the assignment to Meyrowitz by
the Board of Directors of Paradigm of any duties inconsistent with his positions, duties, responsibilities and status as an senior management executive with Paradigm; or

                                    (ii) based on failure of Paradigm to pay
compensation or other amounts due hereunder when due following written notice and ten (10) days to cure such default.

                           (h) Meyrowitz is currently employed on a full-time
basis as chief executive officer of Semaphore Entertainment Group and related companies (collectively, "SEG") and intends to remain so employed. He may also be engaged from time to time hereafter by other companies It is acknowledged that SEG is involved in the entertainment industry and may have interests in businesses similar to that of Paradigm. It is understood and agreed that in no event shall such employment of Meyrowitz by SEG or any other company be deemed a conflict of interest with Meyrowitz's duties hereunder. It is further understood and agreed that such employment by SEG or any other company shall severely limit the availability of Meyrowitz to Paradigm, and that such limited availability shall in no event be deemed a breach or default by him hereunder.




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                  2. DISABILITY WAIVER. Paradigm recognizes that Meyrowitz's past experience in the entertainment industry has created unique goodwill to Paradigm in the operation of its business. Paradigm desires to retain Meyrowitz's services and his other agreements herein set forth, even though Meyrowitz may become disabled or incapacitated. Accordingly, it is expressly understood that Meyrowitz's inability to render services to Paradigm because of absences, or temporary or permanent illness, disability, or incapacity, or for any other reasonable cause, shall not constitute a failure to perform his obligations hereunder and shall not be deemed a breach or default by him.

                  3. COMPENSATION.

                           (a) Paradigm shall pay to Meyrowitz, as full
compensation for any and all services that Meyrowitz may render to Paradigm, the sum of $12,500 per month, to be paid quarterly or on the first day of each month during the term of this Agreement starting December 1, 1995 as he shall determine. It is agreed that the payment due on December 1, 1995, will be $16,666.66 (containing an adjustment for the term hereof occurring in November, 1995), and that the last payment hereunder will be likewise adjusted.

                           (b) Paradigm will reimburse Meyrowitz for all
expenses reasonably incurred by Meyrowitz in connection with the performance by Meyrowitz of his duties (including business travel, which shall include business class air transportation, accommodations, and ground transportation for any travel outside of the City of New York and entertainment expenses), in accordance with Paradigm's policy with respect thereto as in effect from time to time.

                  4. DEATH BENEFIT. Should Meyrowitz die during the term of this Agreement, this Agreement shall terminate as of the last day of the month of his death. Paradigm shall, for a period of three months after Meyrowitz's death, pay to his legal representatives, or to his surviving widow (provided that Meyrowitz has so instructed Paradigm in writing prior to his death) the sum of $12,500, to be paid on the first day of each month during the three-month period. If Meyrowitz dies later than September 1. 1997, however, the $12,500 monthly payments to his legal representatives or widow, as the case may be, shall be made only until (and including) November 1, 1998.

                  5. RESTRICTIVE COVENANT. Meyrowitz agrees that during the term of employment, Meyrowitz shall promptly reveal to Paradigm's Board of Directors all material matters pertaining to Paradigm's business or interest. Meyrowtiz shall not accept full-time employment from any other concern which is engaged as its principal business in the manufacturing and distribution of recorded popular music unless he first resigns as a consultant to Paradigm and terminates this
Agreement: provided, however, that the foregoing restriction shall not be deemed to prohibit Meyrowtiz from (a) continuing in any business in which he is now involved or in which he held, directly or indirectly, any interest during the last three years, (b) continuing to work for SEG, regardless of the business in which SEG may be engaged.


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                  6. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association. Any judgment upon the award rendered in such arbitration may be entered in any court of competent jurisdiction. In the event the Meyrowitz prevails in any such proceeding, Paradigm will pay to Meyrowitz on demand all costs and expenses (including costs of investigation) incurred by Meyrowitz in connection therewith (including reasonable attorneys' fees).

                  7. WAIVER, MODIFICATION, OR CANCELLATION. Any waiver, alteration, or modification of any of the-provisions of this Agreement, or its cancellation or replacement, shall not be valid unless in writing and signed by the parties.

                  8. CONSTRUCTION. This Agreement shall be governed by the laws of the State of New York, without regard to principles of conflict of laws.

                  9. ASSIGNMENT. This Agreement shall inure to the benefit of and bind the parties and their respective legal representatives, successors, and assigns.

                  10. NOTICES. All notices, requests, demands an other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand, or when delivered if mailed by registered or certified mail, postage prepaid, or sent by private express mail to the respective addresses as follows:

                  If to Paradigm, to:  Paradigm Music Entertainment Co.
                                       67 Irving Place
                                       4th floor
                                       New York, NY 10003

                  If to Meyrowitz, to: Semaphore Entertainment Group
                                       32 East 57th Street,
                                       7th floor
                                       New York, NY 10022

                  Copy to:      David H. Meyrowitz, Esq.
                                Simon, Meyrowitz, Meyrowitz
                                  and Schlussel
                                470 Park Avenue South - 12S
                                New York, New York 10016

or to such other addresses as a party hereto shall have designated by like notice to the other parties hereto.

                  11. ENTIRE AGREEMENT. This Agreement supersedes all agreements previously made between the parties relating to its subject matter. There are no other understandings or agreements.



                                        4

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                  12. NON-WAIVER. No delay or failure by either party in
exercising any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right.

                  13. HEADINGS. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

                  14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                               PARADIGM MUSIC ENTERTAINMENT CO.


                               By:      ____________________________________
                                        Thomas McPartland, President


                                        ------------------------------------
                                        Robert B. Meyrowitz




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Appendix D


Appendix E